Registration No. 333 -




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              MARK SOLUTIONS, INC.
              ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                                             11-2864481
  ----------------------                            -------------------------
 (State of Incorporation)                  (IRS Employer Identification Number)

                   1515 Broad Street Parkway Technical Center
                          Bloomfield, New Jersey 07003
                                 (973) 893-0500
                                 --------------
                (Address, including Zip Code and Telephone Number
                  of Registrant's Principal Executive Offices)


                             Carl Coppola, President
                              Mark Solutions, Inc.
                                1515 Broad Street
                          Bloomfield, New Jersey 07003
                                 (973) 893-0500
                                 --------------
 (Name, Address, including Zip Code, and Telephone Number of Agent for Service)

                                   A copy to:

                           Timothy J. McCartney, Esq.
                                   9 Elsa Way
                          Richboro, Pennsylvania 18954
                                 (215) 396-7156



                         Calculation of Registration Fee
--------------------------------------------------------------------------------
Title  of Each      Amount to be    Proposed          Proposed     Amount of
Class of            Registered (1)  Maximum           Maximum      Registration
Securities to be                    Offering Price    Aggregate    Fee (1)
Registered
--------------------------------------------------------------------------------
Common Stock,
$.01 par value      1,062,500      $3.21875           $3,419,922   $1,128.58
--------------------------------------------------------------------------------
(1) Also registered hereby pursuant to Rule 416 are such additional indeterminate shares of Common Stock or other securities as may become issuable by reason of stock splits or other adjustments pursuant to antidilution provisions.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based on the last sales price as reported on Nasdaq within the prior five days.


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

Approximate date of proposed sale to the public:

As  soon  as  practicable  after  the  effective  date  of  this  Registration
Statement.



If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [XX]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]________________ .


If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].




The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.






















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

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of New Jersey, on December 17, 1999.

                                           MARK SOLUTIONS, INC.

                                           By:  /s/ Carl Coppola
                                           -------------------------------------
                                          (Carl Coppola, Chief Executive Officer
                                              and  President)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Title                            Date
-----------------------    ---------------------------------   -------------
/s/ Carl Coppola           Chief Executive Officer, President  December 17, 1999
----------------------     and Director (Principal Executive
(Carl Coppola)             Officer)

/s/ Michael Nafash         Chief Financial Officer, Vice       December 17, 1999
----------------------     President- Finance and Director
(Michael Nafash)           (Principal Financial and
                           Accounting Officer)

/s/ Richard Branca         Director                            December 17, 1999
----------------------
(Richard Branca)

/s/ Yitz Grossman          Director                            December 17, 1999
----------------------
(Yitz Grossman)

/s/ Ronald E. Olszowy      Director                            December 17, 1999
----------------------
(Ronald E. Olszowy)

/s/ William Westerhoff     Director                            December 17, 1999
----------------------
(William Westerhoff)